UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2019

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
6300 S. Syracuse Way, Suite 300
Centennial, Colorado 80111
(Address of principal executive offices, including zip code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Katherine L. Scherping, Chief Financial Officer of National CineMedia, Inc. (the “Company”) and the Company have agreed that Ms. Scherping will resign from her duties with the Company effective on the later of (i) March 12, 2020, and (ii) the date on which the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission with respect to the 2019 fiscal year (such date, the “Separation Date”).

On December 18, 2019, the Company entered into a Transition, Separation and Release of Claims Agreement with Ms. Scherping (the “Transition Agreement”). The Transition Agreement provides that Ms. Scherping will perform her duties as Chief Financial Officer and such additional transition duties as requested until the Separation Date. Upon her resignation, Ms. Scherping will be entitled to cash payments, to be paid over a period of twelve months commencing after the Consulting Period (defined below), and continued benefits to be provided over a period of twelve months from the Separation Date, each consistent with the terms under her amended and restated employment agreement, dated December 20, 2018, which cash payments and benefits are described in the Company’s definitive proxy statement filed March 14, 2019 under the captions “Employment Agreements - Katherine L. Scherping” and “Potential Payments upon Termination or Change in Control”. The Transition Agreement also includes a release of claims by Ms. Scherping.

On December 18, 2019, the Company and Ms. Scherping also entered into a consulting agreement (the “Consulting Agreement”) to be effective on the day immediately following the Separation Date. For a period of three months following the Separation Date (the “Consulting Period”), Ms. Scherping will provide consulting services pursuant to the Consulting Agreement relating to the transition of her former duties and responsibilities as Chief Financial Officer, undertaking other projects and tasks as are consistent with those typically performed by a chief financial officer, and performing such other consulting services as agreed to with the Company.

The Company has agreed to pay Ms. Scherping consulting fees of $34,231 per month during the Consulting Period. The Consulting Agreement may be terminated by the Company following seven days’ notice to Ms. Scherping prior to the one- or two- month anniversaries of the effective date of the Consulting Agreement.

The foregoing description of the Transition Agreement and the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transition Agreement and Consulting Agreement copies of which are attached as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure
On December 19, 2019, the Company issued a press release announcing the transition disclosed under Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
10.1	Transition, Separation and Release of Claims Agreement, dated December 18, 2019, by and between National CineMedia, Inc. and Katherine L. Scherping
10.2	Consulting Agreement, dated December 18, 2019, by and between National CineMedia, Inc. and KLS Advisors, Inc. (included in Exhibit 10.1)
99.1	Press Release of National CineMedia, Inc., dated December 19, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: December 19, 2019	By:	/s/ Sarah Kinnick Hilty
Sarah Kinnick Hilty
Senior Vice President, General Counsel and Secretary